Exhibit 10.10

GLOBUS MEDICAL, INC.

2012 EQUITY INCENTIVE PLAN

NOTICE OF INCENTIVE STOCK OPTION GRANT

Grant Number

You have been granted an incentive stock option (the “Option”) to purchase shares of the Class A Common Stock of Globus Medical, Inc. (the “Company”) pursuant to the Globus Medical, Inc. 2012 Equity Incentive Plan, as amended from time to time (the “Plan”), as follows:

Grant Date

Vesting Commencement Date

Exercise Price per Share

Total Number of Shares Granted

Total Exercise Price

Term/Expiration Date:	10 Years/

Vesting Schedule:	Subject to the Plan and the Incentive Stock Option Agreement, this Option may be exercised, in whole or in part, in accordance with the following schedule: (A) one-fourth of the shares subject to the Option shall vest on the date that is one year from the Vesting Commencement Date; and (B) 1/48th of the shares subject to the Option shall vest at the end of each full calendar month thereafter; provided, that you have not experienced a Termination of Service as of each such vesting date.

Termination Period:	The Option may be exercised for up to three months after a Termination of Service, except as set out in Paragraphs 8, 9 and 10 of the Incentive Stock Option Agreement (but in no event later than the Expiration Date); provided, that terminations for Misconduct are governed by Section 11.5 of the Plan, which provides for immediate termination of the Option upon such termination for Misconduct.

By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and the Incentive Stock Option Agreement, all of which are attached and made a part of this document.

OPTIONEE:	GLOBUS MEDICAL, INC.

By:

Name:
Print Name
Title:

Execution Date: , 20

GLOBUS MEDICAL, INC.

2012 EQUITY INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

This INCENTIVE STOCK OPTION AGREEMENT (the “Option Agreement”), dated as of the Grant Date set forth on the Notice of Incentive Stock Option Grant to which this Option Agreement is attached (the “Notice of Grant”), is between Globus Medical, Inc., a Delaware corporation (the “Company”), and the optionee named in the Notice of Grant (the “Optionee”), an employee of the Company or of a “Subsidiary,” as defined in the Globus Medical, Inc. 2012 Equity Incentive Plan (the “Plan”).

WHEREAS, the Company desires to give the Optionee the opportunity to purchase shares of common stock of the Company in accordance with the provisions of the Plan, a copy of which is attached hereto;

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Grant of Option. The Company hereby grants to the Optionee the right and option (the “Option”) to purchase all or any part of an aggregate of that number of Shares set forth on the Notice of Grant. The Option is in all respects limited and conditioned as hereinafter provided, and is subject in all respects to the terms and conditions of the Plan now in effect and as it may be amended from time to time (but only to the extent that such amendments apply to outstanding options). Such terms and conditions are incorporated herein by reference, made a part hereof, and shall control in the event of any conflict with any other terms of this Option Agreement. Capitalized terms not defined in this Option Agreement shall have the meaning given to such terms in the Plan, as amended from time to time. The Option granted hereunder is intended to be an incentive stock option meeting the requirements of the Plan and section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and not a nonqualified stock option.

2. Exercise Price. The exercise price of each Share covered by this Option shall be the Exercise Price per Share set forth on the Notice of Grant. It is the determination of the Committee that on the Grant Date the Exercise Price per Share was not less than the greater of (i) 100% (110% for an Optionee who is a Greater Than 10% Stockholder) of the Fair Market Value of a Share, or (ii) the par value of a Share.

3. Term. Unless earlier terminated pursuant to any provision of the Plan or of this Option Agreement, this Option shall expire on the Expiration Date set forth on the Notice of Grant, which date is not more than 10 years (five years in the case of a Greater Than 10% Stockholder) from the Grant Date. This Option shall not be exercisable on or after the Expiration Date.

4. Exercise of Option. The Optionee shall have the right to purchase from the Company such number of Shares and on such dates as are set forth on the Notice of Grant; provided the Optionee has not experienced a Termination of Service as of the applicable vesting date. The Committee may accelerate any exercise date of the Option, in its discretion, if it deems such acceleration to be desirable. Once the Option becomes exercisable, it will remain exercisable until it is exercised or until it terminates.

5. Method of Exercising Option. Subject to the terms and conditions of this Option Agreement and the Plan, the Option may be exercised by written or electronic notice to the Company at its principal office, which is presently located at Valley Forge Business Center, 2560 General Armistead Avenue, Audubon, PA 19403. The form of such notice is attached hereto as Exhibit A and shall state the election to exercise the Option and the number of whole Shares with respect to which it is being exercised; shall be signed by the person or persons so exercising the Option; shall, unless the Company otherwise notifies the Optionee, be accompanied by the investment certificate referred to in Paragraph 6; and shall be accompanied by payment of the full exercise price of such Shares. Only whole Shares will be issued.

The exercise price shall be paid to the Company –

(a) in cash or by check; or

(b) following the consummation of a public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of common stock, in one or more of the following manners:

i. in Shares newly acquired by the Optionee upon the exercise of the Option;

ii. through the delivery of Shares previously acquired by the Optionee; or

iii. by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option; or

(c) any other form of legal consideration acceptable to the Committee; or

(d) in any combination of (a), (b) or (c) above.

In the event the exercise price is paid, in whole or in part, with Shares, the portion of the exercise price so paid shall be equal to the Fair Market Value of the Shares delivered or withheld on the date of exercise.

In addition, the Optionee must, as a condition to exercising this Option, execute (i) a counterpart signature page (in the form attached hereto as Exhibit B) to the Amended and Restated Stock Sale Agreement dated as of July 23, 2007 by and among the Company and certain of its stockholders, as amended from time to time (the “Stock Sale Agreement”); and (ii)

a counterpart signature page (in the form attached hereto as Exhibit C) to the Voting Agreement dated as of July 23, 2007 by and among the Company and certain of its stockholders, as amended from time to time (the “Voting Agreement”); provided, that this condition shall lapse upon the expiration or termination of such agreements.

Upon receipt of notice of exercise and payment, the Company shall deliver a certificate or certificates representing the Shares with respect to which the Option is so exercised. The Optionee shall obtain the rights of a shareholder upon receipt of a certificate(s) representing such Shares. Until such time, the Optionee shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any Shares issuable upon the exercise of any part of the Option.

Such certificate(s) shall be registered in the name of the person so exercising the Option (or, if the Option is exercised by the Optionee and if the Optionee so requests in the notice exercising the Option, shall be registered in the name of the Optionee and the Optionee’s spouse, jointly, with right of survivorship), and shall be delivered as provided above to, or upon the written order of, the person exercising the Option. In the event the Option is exercised by any person after the death or Disability of the Optionee, the notice shall be accompanied by appropriate proof of the right of such person to exercise the Option. All Shares that are purchased upon exercise of the Option as provided herein shall be fully paid and non-assessable.

6. Shares to be Purchased for Investment. Unless the Company has theretofore notified the Optionee that a registration statement covering the Shares to be acquired upon the exercise of the Option has become effective under the Securities Act, and the Company has not thereafter notified the Optionee that such registration statement is no longer effective, it shall be a condition to any exercise of this Option that the Shares acquired upon such exercise be acquired for investment and not with a view to distribution, and the person effecting such exercise shall submit to the Company a certificate of such investment intent, together with such other evidence supporting the same as the Company may request. The Company shall be entitled to restrict the transferability of the Shares issued upon any such exercise to the extent necessary to avoid a risk of violation of the Securities Act (or of any rules or regulations promulgated thereunder), or of any state laws or regulations. Such restrictions may, in the discretion of the Company, be noted or set forth in full on the Share certificates.

7. Non-Transferability of Option. Notwithstanding anything in Section 11.3 of the Plan to the contrary, (i) this Option is not assignable or transferable, in whole or in part, by the Optionee other than by will or by the laws of descent and distribution, and (ii) during the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or, in the event of his or her Disability, by his or her guardian or legal representative.

8. Termination of Service. If the Optionee experiences a Termination of Service with the Company and Subsidiaries for any reason (other than death or Disability) prior to the Expiration Date, this Option may be exercised, to the extent of the number of Shares with respect to which the Optionee could have exercised it on the date of such Termination of Service, or to any greater extent permitted by the Committee in its discretion, by the Optionee at any time prior to the earlier of (i) the Expiration Date, (ii) three months after such Termination of Service if such termination was not for Misconduct, and (iii) the date of such Termination of Service if such termination was for Misconduct. Shares subject to the unvested portion of the Option shall be forfeited upon the Optionee’s Termination of Service, except to the extent the Committee elects to vest such portion.

9. Disability. If the Optionee incurs a Disability during his or her employment and, prior to the Expiration Date, the Optionee experiences a Termination of Service as a consequence of such Disability, this Option may be exercised, to the extent of the number of Shares with respect to which the Optionee could have exercised it on the date of such Termination of Service, or to any greater extent permitted by the Committee in its discretion, by the Optionee or by the Optionee’s legal representative at any time prior to the earlier of (i) the Expiration Date or (ii) one year after such Termination of Service.

10. Death. If the Optionee dies during his or her employment and prior to the Expiration Date, or if the Optionee experiences a Termination of Service for any reason (as described in Paragraphs 8 and 9) and the Optionee dies following his or her Termination of Service but prior to the earliest of (i) the Expiration Date, (ii) the expiration of the period determined under Paragraph 8 or 9 (as applicable to the Optionee), or (iii) three months following the Optionee’s Termination of Service, this Option may be exercised, to the extent of the number of Shares with respect to which the Optionee could have exercised it on the date of his or her death, or to any greater extent permitted by the Committee in its discretion, by the Optionee’s estate, personal representative, or beneficiary who acquired the right to exercise this Option by bequest or inheritance or by reason of the Optionee’s death, at any time prior to the earlier of (i) the Expiration Date or (ii) one year after the date of the Optionee’s death.

11. Taxation Upon Exercise of Option. Optionee understands that, to the extent (if at all) this Option is deemed to be a nonqualified stock option, he or she will recognize income for tax purposes at the time the Option is exercised in an amount for each Share equal to the excess of the then Fair Market Value of a Share over the Exercise Price per Share. If the Company is required to withhold from Optionee’s compensation, or collect from Optionee and pay to the applicable taxing authorities any amounts as a result of Optionee’s exercise of this Option, Optionee must pay to the Company the full amount that the Company is required to withhold and collect as a condition to the exercise of this Option. Additionally, the Optionee will be required to treat his or her Incentive Stock Option as a nonqualified stock option if the Optionee makes a disqualifying disposition of the Option (see Paragraph 12). Although the Optionee will have no tax withholding obligation upon the disqualifying disposition, the amount included in the Optionee’s income for the year of the disqualifying disposition might require the Optionee to make estimated tax payments.

12. Disqualifying Disposition of Option Shares. The Optionee agrees to give written notice to the Company, at its principal office, if a “disposition” of the Shares acquired through exercise of the Option granted hereunder occurs at any time within two years after the Grant Date or within one year after the transfer to the Optionee of such Shares. The Optionee acknowledges that if such disposition occurs, the Optionee generally will recognize ordinary income as of the date the Option was exercised in an amount equal to the lesser of (i) the Fair Market Value of the Shares on the date of exercise minus the exercise price, or (ii) the amount realized on disposition of such Shares minus the exercise price. For purposes of this Paragraph, the term “disposition” shall have the meaning assigned to such term by section 424(c) of the Code.

13. Lock-Up Agreement. Optionee agrees, in connection with the first registration with the United States Securities and Exchange Commission under the Securities Act of the public sale of the Company’s common stock, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as the Company or the underwriters, as the case may be, shall specify. Each such recipient agrees that the Company may instruct its transfer agent to place stop-transfer notations in its records to enforce the provisions of this Paragraph. Optionee also agrees to execute a form of agreement reflecting the foregoing restrictions as requested by the underwriters managing such offering.

14. Company’s Right of First Refusal. At any time during which the Company has the right of first refusal to purchase any Shares proposed to be sold by Optionee or any transferee pursuant to the Stock Sale Agreement, the provisions of this Paragraph shall be inapplicable. If, however, the Company’s rights of first refusal under the Stock Sale Agreement have been terminated, are not in effect, or are not otherwise enforceable against Optionee or any transferee, the provisions of this Paragraph shall apply. Before any Shares held by Optionee or any transferee (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Paragraph (the “Right of First Refusal”).

(a) Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the “Offered Price”). The Holder shall at that same time offer the Shares at the Offered Price to the Company or its assignee(s).

(b) Exercise of Right of First Refusal. At any time within 30 days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

(c) Purchase Price. The purchase price (“Purchase Price”) for the Shares purchased by the Company or its assignee(s) under this Paragraph shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the noncash consideration shall be determined by the Board in good faith.

(d) Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within 30 days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(e) Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Paragraph , then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 90 days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Paragraph shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(f) Exception for Certain Family Transfers. Anything to the contrary contained in this Paragraph notwithstanding, the transfer of any or all of the Shares during the Optionee’s lifetime or on the Optionee’s death by will or intestacy to the Optionee’s immediate family or a trust for the benefit of the Optionee’s immediate family shall be exempt from the provisions of this Paragraph. “Immediate Family” as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Paragraph, and there shall be no further transfer of such Shares except in accordance with the terms of this Paragraph.

(g) Termination of Right of First Refusal. The Right of First Refusal shall terminate as to any Shares 90 days after the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act.

15. Amendment. This Option Agreement may be amended at any time and from time to time by the Committee, provided that the rights or obligations of the Optionee are not affected adversely by such amendment, unless the consent of the Optionee is obtained or such amendment is otherwise permitted under the terms of the Plan.

16. Forfeiture and Claw-Back. The Option (including any proceeds, gains or other economic benefit actually or constructively received by the Optionee upon any exercise of the Option or upon the receipt or resale of any Shares underlying the Option) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder.

17. No Right to Continued Employment. Nothing in the Plan or this Option Agreement shall confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge or terminate the employment of the Optionee at any time for any reason whatsoever.

18. Entire Agreement. The Plan and this Option Agreement constitute the entire agreement of the parties and supersede in their entirety all oral, implied or written promises, statements, understandings, undertakings and agreements between the Company and the Optionee with respect to the subject matter hereof.

19. Governing Law. This Option Agreement shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of Delaware (without reference to the principles of conflict of laws) shall govern the operation of, and the rights of the Optionee under, the Plan and options granted thereunder.

*        *        *         *        *

EXHIBIT A

GLOBUS MEDICAL, INC. 2012 EQUITY INCENTIVE PLAN

Notice of Exercise of Incentive Stock Option

I hereby exercise the incentive stock option granted to me pursuant to the Incentive Stock Option Agreement dated as of                  , 20    , by Globus Medical, Inc. (the “Company”), with respect to the following number of shares of the Company’s common stock (“Shares”), par value $         per Share, covered by said option:

Number of Shares to be purchased:

Purchase price per Share:	$

Total purchase price:	$

☐	A.	Enclosed is cash or my check (or other form of legal consideration acceptable to the Compensation Committee of the Company’s Board of Directors) in the amount of $ in full/partial [circle one] payment for such Shares;

and/or

☐	B.	Enclosed is/are Share(s) with a total fair market value of $ on the date hereof in full/partial [circle one] payment for such Shares;

and/or

☐	C.	Please withhold Shares with a total fair market value of $ on the date hereof in full/partial [circle one] payment for such Shares;

and/or

☐	D.	I have provided notice to [insert name of broker], a broker, who will render full/partial [circle one] payment for such Shares. [Optionee should attach to the notice of exercise provided to such broker a copy of this Notice of Exercise of Incentive Stock Option and irrevocable instructions to pay to the Company the full/partial (as elected above) exercise price.]

Please have the certificate or certificates representing the purchased Shares registered in the following name or names*:                     ; and sent to                     .

If the condition in Paragraph 6 (“Shares to be Purchased for Investment”) of the Incentive Stock Option Agreement related to the Shares purchased hereby is applicable, the undersigned hereby certifies that the Shares purchased hereby are being acquired for investment and not with a view to the distribution of such Shares.

DATED: , 20
Optionee’s Signature

*	Certificates may be registered in the name of the Optionee alone or in the joint names (with right of survivorship) of the Optionee and his or her spouse.

EXHIBIT B

JOINDER TO AMENDED AND RESTATED STOCK SALE AGREEMENT

In connection with and as a condition to the receipt by the undersigned of shares of Class A Common Stock of Globus Medical, Inc., a Delaware corporation (the “Company”), the undersigned hereby executes and agrees to be bound by the terms and conditions of, and shall be deemed a party to, that certain Amended and Restated Stock Sale Agreement, dated as of July 23, 2007, by and among the Company and the other stockholders thereto, as the same may be amended from time to time (the “Stock Sale Agreement”), as a “Key Holder” thereunder, the form of which has previously been delivered to the undersigned, as if the undersigned had been a party to the Stock Sale Agreement as of the date thereof.

KEY HOLDERS:

(Signature)

(Print name)

Date: , 20

EXHIBIT C

JOINDER TO VOTING AGREEMENT

In connection with and as a condition to the receipt by the undersigned of shares of Class A Common Stock of Globus Medical, Inc., a Delaware corporation (the “Company”), the undersigned hereby executes and agrees to be bound by the terms and conditions of, and shall be deemed a party to, that certain Voting Agreement, dated as of July 23, 2007, by and among the Company and the other stockholders thereto, as the same may be amended from time to time (the “Voting Agreement”), as a “Key Common Holder” thereunder, the form of which has previously been delivered to the undersigned, as if the undersigned had been a party to the Voting Agreement as of the date thereof.

KEY COMMON HOLDERS:

(Signature)

(Print name)

Date: , 20